UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________

FORM 8-K
_________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2010
_________________________________

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

________________________________

Federally Chartered Corporation (State or other jurisdiction of incorporation)	000-51404 (Commission File Number)	35-6001443 (IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant’s Telephone Number, Including Area Code)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2010, the board of directors of the Federal Home Loan Bank of Indianapolis (the “Bank”) approved the offering of a Key Employee Severance Agreement to Milton J. Miller, President and Chief Executive Officer.  A copy of the Key Employee Severance Agreement (the “Agreement”), which was also executed on May 20, 2010, is included as Exhibit 99.1 to this Current Report.  The following discussion of terms of the Agreement is qualified in its entirety by reference to the Agreement itself.

The Agreement provides for a severance payment and continued benefits if Mr. Miller’s employment terminates under certain circumstances in connection with a “reorganization” (as defined in the Agreement) of the Bank.   In particular, under the terms of the Agreement, if Mr. Miller terminates for “good reason” during a period beginning 12 months before and ending 24 months after a reorganization, or if he is terminated without “cause” during a period beginning 12 months before and ending 24 months after a reorganization, Mr. Miller is entitled to a lump sum payment equal to 2.0 times the average of his three preceding years’:

•	Base salary (less salary deferrals), bonus, and other cash compensation paid;

•	Salary deferrals and employer matching contributions under the Bank’s Defined Contribution Plan and 2005 Supplemental Executive Thrift Plan; and

•	Taxable portion of automobile allowance, if any.

Further, benefits under the Bank’s 2005 Supplemental Executive Retirement Plan would be calculated as if Mr. Miller had three years added to his age calculation and had an additional three years of benefit service. (For additional information concerning Mr. Miller’s retirement benefits, please refer to the Bank’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 19, 2010.)  The Agreement also provides Mr. Miller with coverage under the Bank’s medical and dental insurance plans in effect at the time of termination for 36 months (subject to Mr. Miller paying the employee portion of the cost of such coverage).

In addition, the Agreement provides that Mr. Miller will be reimbursed for all reasonable accounting, legal, financial advisory and actuarial fees and expenses incurred by him with respect to his execution of the Agreement or at the time of payment under the Agreement.

Mr. Miller may be responsible for an excise tax on the additional benefits provided under the Agreement, in accordance with the Internal Revenue Code.  If it is determined that Mr. Miller is liable for such excise tax payment, the Agreement provides for a “gross-up” of the benefits to cover such excise tax payment.

If the Bank is not in compliance with any applicable regulatory capital or regulatory leverage requirement at the time payment under the Agreement is due, or if the payment would cause the Bank to fall below applicable regulatory requirements, the payment will be deferred until such time as the Bank achieves compliance with its regulatory requirements.

Item 9.01.  Financial Statements and Exhibits

A copy of the Key Employee Severance Agreement for Milton J. Miller is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 24, 2010

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ CINDY L. KONICH
Cindy L. Konich
Senior Vice President - Chief Financial Officer

By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President – Administration, General Counsel and Corporate Secretary